Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 2 to Form S-1 of our report dated March 2, 2007, which appears on page F-2 of CS Financing Corporation for the year ended December 31, 2006, and to reference to our Firm under the caption "Experts" in this Post Effective Amendment No. 2 to Form S-1.

                                                                                                s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
June 6, 2007